Exhibit 99.1

Compass Diversified Completes Sale of Sterno’s Food Service Business

WESTPORT, Conn., May 4, 2026 (GLOBE NEWSWIRE) -- Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle-market businesses, today announced the completion, as of May 1, 2026, of the Company’s previously announced sale of the food service business of its majority-owned subsidiary, SternoCandleLamp Holdings, Inc. (“Sterno”), to Archer Foodservice Partners (“Archer”), a leading provider of foodservice consumables and parent entity of companies Handgards, Inno-Pak, and Fineline Settings, and a portfolio company of Wynnchurch Capital, L.P. (“Wynnchurch”).
The sale price of Sterno’s food service business was based on an enterprise value of $292.5 million, subject to customary working capital and other adjustments. After these adjustments and the allocation to Sterno’s non-controlling shareholders, CODI received approximately $280 million of total proceeds from the sale at closing.
CODI plans to use net proceeds from the divestiture to repay outstanding senior secured debt, which CODI expects to reduce its senior secured net leverage ratio to below 1.0x, thereby avoiding fees, as of June 30, 2026, tied to excess leverage under its senior secured indebtedness.
“The closing of this transaction marks a meaningful step forward in our ongoing deleveraging efforts,” said Elias Sabo, Chief Executive Officer of Compass Diversified. “We moved quickly to execute this sale at a favorable valuation amidst a challenging macroeconomic backdrop. We are grateful to the Sterno team for their many contributions and believe the food service business is well positioned for its next chapter with Archer.”
Raymond James acted as financial advisor to Sterno. Brownstein Hyatt Farber Schreck, LLP acted as legal counsel to Sterno and CODI. Jefferies acted as financial advisor to CODI.

About Compass Diversified (“CODI”)
CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, with respect to the sale of Sterno and the future performance of Sterno and Rimports. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by management, and on information currently available to management. These statements involve risk and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: the risks to the Company’s financial condition associated with the fees that will be incurred under its senior credit facility if leverage is not reduced as of the milestone dates set forth in the senior credit facility; and the effect of the announcement of the sale on the Rimports business or Rimport’s business relationships, performance, and business generally. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI undertakes no public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com